Exhibit 99.1

Atossa Genetics Announces 2015 Financial Results

and Provides Company Update

Conference Call to be Held Today at 4:30 pm Eastern Time

SEATTLE, March 30, 2016 — Atossa Genetics Inc. (NASDAQ: ATOS) today announced 2015 financial results and provided an update on recent company developments.

Steve Quay, President and CEO, commented, “2015 was a transitional year for us as we shifted our focus to becoming a Phase 2 drug development company and are now developing novel therapeutics and delivery methods to treat breast cancer and other breast conditions. Our leading program uses our patented intraductal microcatheters, which deliver locally-administered pharmaceuticals through the breast ducts. We are pleased to have recently commenced our Phase 2 clinical study in March 2016 using our microcatheters to deliver fulvestrant as a potential treatment of ductal carcinoma in-situ, or DCIS, and breast cancer.”

“We are also in the process of identifying an additional drug candidate to enhance our business and drive shareholder value. We are optimistic about our new focus and opportunities as we proceed in 2016,” continued Dr. Quay.

Recent Corporate Developments

Atossa’s important recent developments include the following:

•	Opened First Phase 2 Clinical Trial of Intraductal Fulvestrant Administration in Women with DCIS or Breast Cancer in the United States, which is Called the ‘007 Trial

•	Completed Sale of Wholly-Owned Subsidiary, The National Reference Laboratory for Breast Health, Inc., or the NRLBH

•	Entered into a Manufacturing Agreement with AAIPharma/Cambridge Major Laboratories for the Active Ingredient in Afimoxifene Topical Gel,or AfTG

•	Acquired Ductal Lavage Specimen Bank From the Dr. Susan Love Research Foundation

•	Raised Approximately $6,220,000 in June 2015 From Institutional Healthcare Investors

•	Raised Approximately $2.2 Million in Working Capital through the Sale of Shares to Aspire Capital in the First Quarter of 2016

•	Acquired Rights to Clinical-Stage Proprietary AfTG for Potential Treatment of Hyperplasia of the Breast

2015 Financial Results

For the year ended December 31, 2015, substantially all of the revenue we recognized consisted of pharmacogenomics testing by the NRLBH. As a result of the sale of the NRLBH in December 2015, the revenue and cost of revenue are presented as discontinued operations for both years ended 2015 and 2014. The NLRBH had a total net revenue of $5,524,874 for the year ended December 31, 2015, consisting of mainly pharmacogenomics testing. This represents an increase of approximately $5 million from the total net revenue of $525,954 from our ForeCYTE device sales and laboratory testing for the year ended December 31, 2014.

As a result of the sale of the NRLBH, operating expenses related to the NRLBH are presented separately as discontinued operations for both years ended 2015 and 2014.

Total operating expenses from continuing operations were $12,627,965 for the year ended December 31, 2015, consisting of general and administrative (G&A) expenses of $8,842,938, R&D expenses of $2,359,593, and selling expenses of $1,421,409. Operating expenses from continuing operations increased $416,799, or 3%, from $12,211,166 for the year ended December 31, 2014, which consisted of G&A expenses of $8,052,281, R&D expenses of $1,110,329, selling expenses of $695,930, and impairment expenses of $2,352,626. The increase was mainly due to additional costs attributed to the commercialization and launch of our ForeCYTE and FullCYTE devices in EU and the U.S., additional R&D spending on developing our medical devices and costs associated with AfTG drug development.

We incurred $3,002,136 in loss from discontinued operations, which includes $2,331,192 in operating expenses from the NLRBH, $399,394 in exit costs, and $670,943 in loss on disposal of the NLRBH. Operating expenses from discontinued operations are primarily from activities related to the NRLBH operations, which were consistent with 2014 amounts.

Conference Call Information

Management will host a conference call today, March 30, 2016, at 4:30 pm Eastern Time to review the financial results and recent corporate developments. To listen to the call by phone, interested parties within the U.S. should call 1-866-652-5200 and International callers should call 1-412-317-6060. All callers should ask for the Atossa Genetics conference call. The conference call will also be available through a live webcast at www.atossagenetics.com. Details for the webcast may be found on the Company's IR events page at http://ir.atossagenetics.com/ir-calendar.

A replay of the call will be available approximately one hour after the end of the call through April 30, 2016. The replay can be accessed via Atossa's website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10083273.

About Atossa Genetics

Atossa Genetics Inc., is a clinical-stage pharmaceutical company developing novel therapeutics and delivery methods to treat breast cancer and other breast conditions. For more information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa, lower than anticipated rate of patient enrollment, results of clinical studies, the safety and efficacy of Atossa's products and services, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others, such as patent rights, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Atossa Genetics Company Contact:

Atossa Genetics Inc.

Kyle Guse

CFO and General Counsel

(O) 800-351-3902

kyle.guse@atossagenetics.com

Investor Relations Contact

Scott Gordon

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

Office: 516.222.2560

scottg@corprominence.com

Source: Atossa Genetics Inc.

ATOSSA GENETICS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2015	2014
Assets

Current assets:
Cash and cash equivalents	$3,715,895	$8,500,718
Restricted cash	275,000	-
Prepaid expenses	193,293	193,964
Inventory, net	-	9,276
Other current assets	110,663	-
Assets of discontinued operations	-	636,239
Total current assets	4,294,851	9,340,197

Furniture and equipment, net	171,568	136,693
Intangible assets, net	1,700,565	1,886,958
Deferred financing costs	-	351,961
Other assets	76,337	48,193
Total assets	$6,243,321	$11,764,002

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$814,448	$513,045
Accrued expenses	463,676	254,126
Payroll liabilities	1,159,335	959,741
Other current liabilities	64,128	42,228
Liabilities of discontinued operations	-	494,252
Total current liabilities	2,501,587	2,263,392

Deferred rent, net of current portion	-	2,483
Total liabilities	2,501,587	2,265,875

Commitments and contingencies

Stockholders' equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.001 par value; 75,000,000 shares authorized, 32,657,257 and 24,564,058 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	32,657	24,564
Additional paid-in capital	54,643,940	44,648,103
Accumulated deficit	(50,934,863)	(35,174,540)
Total stockholders' equity	3,741,734	9,498,127
Total liabilities and stockholders' equity	$6,243,321	$11,764,002

ATOSSA GENETICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014
Revenue
Diagnostic testing service	$-	$40,138
Product sales	1,758	-
Total revenue	1,758	40,138

Cost of revenue
Product sales	132,411	-
Total cost of revenue	132,411	-
Gross profit (loss) from continuing operations	(130,653)	40,138

Selling expenses	1,421,409	695,930
Research and development expenses	2,359,593	1,110,329
General and administrative expenses	8,846,963	8,052,281
Impairment of intangible assets	-	2,352,626
Total operating expenses	12,627,965	12,211,166
Operating loss	(12,758,618)	(12,171,028)
Other income	431	260
Loss before income taxes	(12,758,187)	(12,170,768)
Income taxes	-	-
Loss from continuing operations	(12,758,187)	(12,170,768)
Loss from discontinued operations (including loss on disposal of $670,943 for the year ended December 31, 2015)	(3,002,136)	(2,487,158)
Net loss	$(15,760,323)	$(14,657,926)
Loss per common share from continuing operations - basic and diluted	$(0.45)	$(0.51)
Loss per common share from discontinued operations - basic and diluted	$(0.10)	$(0.10)
Loss per common share - basic and diluted	$(0.55)	$(0.61)
Weighted average shares outstanding, basic & diluted	28,427,523	24,038,578